Exhibit 1

Child, Sullivan & Company
A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
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1284 W. Flint Meadow Dr., Suite D,                         PHONE: (801) 927-1337
Kaysville, UT 84037                                          FAX: (801) 927-1344

November 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K dated November 12, 2004, of AUX (USA) Inc. and are in agreement with the statements contained therein.


Child, Sullivan & Company

Child, Sullivan & Company
Kaysville, Utah